UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 Tysons Boulevard, Suite 550
McLean, VA 22102
(Address of principal executive offices, including zip code)

(571) 730-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2015, Lightbridge Corporation (the “Company”) entered into an at-the-market issuance sales agreement (the “sales agreement”) with MLV & Co. LLC (“MLV”), pursuant to which the Company may issue and sell shares of its common stock from time to time through MLV as the Company’s sales agent. The issuance and sale of shares by the Company under the sales agreement, if any, is subject to the effectiveness of the Company’s shelf registration statement on Form S-3, as filed with the Securities and Exchange Commission on June 11, 2015 and not yet declared effective by the Securities and Exchange Commission. The Company makes no assurance as to the effectiveness of its shelf registration statement.

Sales of the Company’s common stock through MLV, if any, will be made by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on The NASDAQ Stock Market, on any other existing trading market for the common stock or to or through a market maker. MLV may also sell the common stock in privately negotiated transactions, subject to the Company’s prior approval.

Each time the Company wishes to issue and sell common stock under the sales agreement, the Company will provide a placement notice to MLV containing the parameters in accordance with which shares are to be sold, including, but not limited to, the number of shares to be issued and the dates on which such sales are requested to be made, subject to the terms and conditions of the sales agreement.

Subject to the terms and conditions of the sales agreement, MLV will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits the Company may impose pursuant to the terms of the sales agreement). The Company is not obligated to make any sales of common stock under the sales agreement and may terminate the sales agreement at any time upon written notice. The Company will pay MLV a commission of up to 4.5% of the gross proceeds from each sale. The Company has provided MLV with customary indemnification rights.

The foregoing description of the sales agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is incorporated by reference as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1

At-the-Market Issuance Sales Agreement, dated June 11, 2015, by and between Lightbridge Corporation and MLV & Co. LLC (incorporated by reference to Exhibit 1.2 to the Company’s registration statement on Form S-3 filed on June 11, 2015, File No. 333-204889).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge Corporation

Date: June 12, 2015	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

1.1	At-the-Market Issuance Sales Agreement, dated June 11, 2015, by and between Lightbridge Corporation and MLV & Co. LLC (incorporated by reference to Exhibit 1.2 to the Company’s registration statement on Form S-3 filed on June 11, 2015, File No. 333-204889).